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                                                                EXHIBIT 10.52

                                 AMENDMENT NO. 4
                                       TO
                         SALARY DEFERRAL SAVINGS PROGRAM
                                       OF
                         WELLPOINT HEALTH NETWORKS INC.

                    (As Amended and Restated January 1, 1997)
                      (As Amended through October 1, 1997)

         The Salary Deferral Savings Program of WellPoint Health Networks Inc. ("Plan") is further amended effective January 1, 2000 by adding a new Section
5.10 at the end of Article V to read as follows:

                  5.10 BONUS CONTRIBUTION. A Bonus Contribution (as defined in subsection (b) below) will be made to the Account of each Bonus Eligible Employee (as defined in subsection (b) below) in an amount to be determined by the Company for the Plan Year beginning January 1, 2000. The Bonus Contribution will be credited to a Profit Sharing Account established for each such Employee.

                           (a) LIQUIDATION RESTRICTION. The Bonus Contribution
                  will be made in the form of units of a WellPoint Common Stock Fund that may not be liquidated and invested in another investment fund under the Plan before the earlier of (1), (2), or (3) below:

                                (1) AGE 55. The date that the Participant
                           attains age 55.

                                (2) CEASES EMPLOYMENT. The date that the
                           Participant ceases to be a common law Employee of all Affiliated Companies.

                                (3) POST-2000. Any date after December 31, 2000.

                  Units acquired due to a stock dividend or a stock split will be subject to the liquidation restrictions outlined in this subsection (a). Units acquired due to a stock dividend or a stock split will be considered to have been credited to a Participant's Account as of the date that units representing the original shares were credited to that Participant's Account. Cash dividends on WellPoint Common Stock will not be subject to the liquidation restrictions outlined in this subsection (a).

                           (b)  DEFINITIONS.

                                    (1) A "Bonus Contribution" refers to a
                           qualified nonelective employer contribution made at the sole discretion of the Company that is 100% vested when made and subject to the distribution restrictions applicable to Salary Deferral Contributions. Bonus Contributions may be taken into account to the extent necessary to satisfy the tests described in


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                           the Testing Salary Deferral and Matching
                           Contributions Appendix to this Plan.

                                    (2) A "Bonus Eligible Employee" refers to
                           (i) an active Eligible Employee employed by a Participating Company on March 1, 2000; (ii) an Eligible Employee on an authorized leave of absence on March 1, 2000 who returns to active employment at the end of the leave; and (iii) any former employee of Rush Prudential Health Plans ("Rush Prudential") who becomes an Employee of a Participating Company in connection with the Company's acquisition of Rush Prudential, provided however that this clause (iii) will apply only if the effective date of such acquisition occurs after March 1, 2000.


     IN WITNESS WHEREOF, WellPoint Health Networks Inc. has caused this Amendment to be executed this 16th day of February, 2000.


WELLPOINT HEALTH NETWORKS INC.

By: /s/ Thomas C. Geiser
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